Exhibit 99.1

Amedica Announces Preliminary Q4 & FY 2014 Financial Results and Update on CASCADE Clinical Study

SALT LAKE CITY, December 18, 2014 – Amedica Corporation (Nasdaq:AMDA), a biomaterial company that has developed silicon nitride ceramics as a material platform to manufacture and commercialize orthopaedic implants, today announced that it expects to report full-year 2014 revenue in the range of $22 million and $24 million. These preliminary, unaudited financial results for the year ending December 31, 2014 are based on current expectations and are subject to quarter-end closing adjustments, actual results may differ.

The Company continues to recognize strong acceptance and sales of its core silicon nitride material, while experiencing softer demand for its metals products during the fourth quarter 2014.

Amedica has also received compiled data from its CASCADE study, a blinded, randomized trial comparing cervical fusion clinical and radiographic outcomes of its proprietary porous silicon nitride to plastic interbody spacers made of PEEK (polyether ether ketone) filled with bone autograft. The Company looks forward to announcing the results of these clinical data in January as it will support the Company’s efforts to receive 510(k) clearance from the FDA for the CsC product.

“The future remains bright for Amedica as we continue to broaden our silicon nitride footprint,” said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. “We’re optimistic with the continued progress and acceptance of our silicon nitride material. These CASCADE clinical study results will also enable the commercialization efforts for our composite silicon nitride interbody device next year, which has the practical advantage of decreasing cost and complexity of orthopaedic procedures. These results, in tandem with the recent strengthening of our balance sheet, underscore our commitment to growing the core silicon nitride business and successfully expanding our OEM strategy.”

About Amedica Corporation

Amedica is a company focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of orthopaedic wear resistant implant components for hip and knee arthroplasty. Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements

The preliminary revenue guidance for the fourth quarter and year ending December 31, 2014 are forward-looking statements based on preliminary estimates and reflect the best judgment of our management, but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates. Such preliminary results are subject to finalization of our annual financial and accounting procedures and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and audited by our auditors. Consequently, there can be no assurances that actual revenues for the fourth quarter and year ending December 31, 2014 will be within the range of the preliminary estimates set forth above, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the year ended December 31, 2014. Our auditors have not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, our auditors do not express an opinion or any other form of assurance with respect thereto. We do not expect to disclose publicly whether or not our preliminary financial and operating results have changed, or to update such results, other than through the release of actual results in the ordinary course of business.

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation

Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, Amedica’s 2014 revenues, market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:

Mike Houston

Director of Investor Relations

801-839-3534

mhouston@amedica.com